                                                                     EXHIBIT 1.2

                             ARTICLES OF ASSOCIATION
                                       OF
                          HEALTHCARE TECHNOLOGIES LTD.

                             THE COMPANIES ORDINANCE

                            COMPANY LIMITED BY SHARES

                             ARTICLES OF ASSOCIATION
                                       OF
                          HEALTHCARE TECHNOLOGIES LTD.

                                 INTERPRETATION

1.   In these Articles the words standing in the first column of the table next hereinafter contained shall bear the meanings set opposite them respectively in the second column thereof, if not inconsistent with the subject or context:

     WORDS                          MEANINGS
     -----                          --------

     The Company                    The above-named Company.

     Companies Ordinance            The Companies Ordinance (New Version) 1983
                                    ("The Companies Ordinance") as amended and
                                    as amended from time to time including any
                                    law or statute replacing it.

     The Statutes                   The Companies Ordinance, The Securities Law
                                    1968, and every other Ordinance or Law for
                                    the time being in force concerning joint
                                    stock companies and affecting the Company.

     These Articles                 These  Articles  of  Association  or as
                                    shall be altered  from time to time by
                                    Special Resolution.

     The Office                     The registered office for the  time  being
                                    of the Company.

     The Seal                       The rubber stamp of the Company.

     Month                          Gregorian month.

     Writing                        printing,  lithography,  photography,  and
                                    any  other  mode  or  modes  of representing
                                    or reproducing words in a visible form.

     Record Date                    The record date as determined pursuant to
                                    the provisions of Article 55(a) of these
                                    Articles.

     Words importing the singular only shall include the plural, and vice versa.
     Words importing the masculine gender shall include the feminine gender; and
     words importing person shall include corporations.

     Subject as aforesaid, any words or expressions defined in the Statutes shall, except where the subject or context forbids, bear the same meanings in these Articles.

2.   The Regulations in Schedule II to the Companies Ordinance shall not apply to the Company.

                               NON-PRIVATE COMPANY

3.   The Company is a non-private company; consequently:

     (a)  No limitations will apply to the transfer of its shares;

     (b)  The number of shareholders is unlimited;

     (c)  The company may issue to the public shares, debentures or any other securities.

4.   The share capital of the company is 6,000,000 (six million) New Israeli
     Shekels, divided into 150,000,000 (one hundred fifty million) Ordinary shares of a nominal value of NIS 0.04 (four Agorot) each, all ranking pari passu.

                                     SHARES

5.   Subject to these Articles or to the terms of any resolution creating new shares, the unissued shares from time to time shall be under the control of the Board of Directors, who shall have the power to allot shares or otherwise dispose of them to such persons, on such terms and conditions, and either at par or at a premium, or, subject to the provisions of the
     Statues, at a discount, and at such times, as the Board of Directors may think fit, and the power to give to any person the option to acquire from the Company any shares, either at par or at a premium, or, subject as aforesaid, at a discount, during such time and for such consideration as the Board of Directors may think fit.

6.   If two or more persons are registered as joint holders of any share, any one of such persons may give effectual receipts for any dividends or other moneys in respect of such share.

7.   No person shall be recognized by the Company as holding any share upon any trust, and the Company shall not be bound by or required to recognize any equitable, contingent, future, or partial interest in any share or any right whatsoever in respect of any share other than an absolute right to the entirety thereof in the registered holder.

8.   Every member shall be entitled without payment to receive within six months after allotment or registration of transfer (unless the conditions of issue provide for a longer interval) one certificate under the Seal for all the shares registered in his name, specifying the number and denoting numbers of the shares in respect of which it is issued and the amount paid up thereon. Provided that in the case of joint holders the Company shall not be bound to issue more than one certificate to all the joint holders, and delivery of such certificate to one of them shall be sufficient delivery to all. Every certificate shall be signed by one Director and countersigned by the Secretary or some other person nominated by the Directors for the purpose.

9.   If any share certificate shall be defaced, worn out, destroyed or lost, it may be renewed on such evidence being produced, and such indemnity (if any)
     being given as the Directors shall require and (in case of defacement or wearing out) on delivery up of the old certificate, and in any case on payment of such sum not exceeding NIS 5 (Five New Israeli Shekels) as the
     Directors may from time to time require.

10.  No part of the funds of the Company shall be employed in the purchase of or in loans upon the security of the Company's shares, but nothing in this
     Article shall prohibit the transactions mentioned in the proviso to Section
     139 of the Companies Ordinance.

11.  Where any shares are issued for the purpose of raising money to defray the expenses of the construction of any works or buildings or the provision of any plant which cannot be made profitable for a length period, the Company may pay interest on so much of such share capital as is for the time being paid up for the period, and subject to the conditions and restrictions mentioned in Section l40 of the Companies Ordinance, and may charge the sum so paid by way of interest to capital as part of the cost of the construction of the work or building or the provision of a plant.

12.  The Company may pay a commission at a rate not exceeding 10 (ten) percent of the price at which the shares or other securities are issued to any person in consideration of his subscribing or agreeing to subscribe
     (whether absolutely or conditionally) for any shares in the Company, or other securities of the Company, or procuring or agreeing to procure subscriptions (whether absolute or conditional) for any shares in the
     Company or other securities of the Company.

                                 CALLS ON SHARES

13.  No member shall be entitled to receive any dividend or to exercise any privileges as a member until he shall have paid all calls for the time being due and payable on every share held by him, whether alone or jointly with any other person, together with interest and expenses (if any).

14.  (a)  If under the conditions of the issuance of shares there is no fixed date for the payments due therefor, the Directors may from time to time make such calls upon the members in respect of all moneys then unpaid on shares possessed by them and every member will pay the sum demanded of him at the place and time appointed by the Directors, provided that fourteen days notice as to the place and date of payment was served on him. The Directors may revoke or postpone any call.

     (b)  A call shall be deemed to have been made at the time when the
          Resolution of the Directors authorizing such call was passed.

     (c)  The joint holders of a share shall be jointly and severally liable for the payment of all calls and installments in respect thereof.

     (d)  If before or on the day appointed for payment thereof, a call or installment payable in respect of a share is not paid, the holder or allottee of the share shall pay interest on the amount of the call or installment at such rate not exceeding the debitory rate prevailing at the largest Israeli commercial bank on the day appointed for the payment referred to, as the Directors shall fix, from the day appointed for payment thereof to the time of actual payment, but the
          Directors may waive payment of such interest wholly or in part.

15.  (a)  Any sum which by the terms of allotment of a share is made payable upon allotment or at any fixed date, whether on account of the amount of the share or by way of premium, shall for all purposes of these
          Articles be deemed to be a call duly made, and payable on the date fixed for payment, and in case of non-payment the provisions of these
          Articles as to payment of interest and expenses, forfeiture and the like, and all other relevant provisions of these Articles shall apply as if such sum were a call duly made and notified as hereby provided;

     (b)  The Directors may at the time of allotment of shares make arrangements on the issue of shares for a difference between the holders of such shares in the amount of calls to be paid and in the time of payment of such call.

16.  The Directors may, if they think fit, receive from any member willing to advance the same, all or any part of the monies due upon his shares beyond the sums actually called up thereon; and upon the moneys so paid in advance, or so much thereof as exceeds the amount for the time being called up on the shares in respect of which such advance has been made, the
     Directors may pay or allow such interest as may be agreed by them and the
     Company.

                               TRANSFER OF SHARES

17.  No transfer of shares shall be registered unless a proper writing or instrument of transfer (in any customary form or any other form satisfactory to the Board of Directors) has been submitted to the Company
     (or its transfer agent), together with the share certificate(s) and such other evidence of title as the Board of Directors may reasonably require.
     Until the transferee has been registered in the Register of Members in respect of the shares so transferred, the Company may continue to regard the transferor as the owner thereof.

18.  The Directors may refuse, without giving any reasons therefor, to register any transfer of shares where the Company has a lien on the share, constituting the subject matter of the transfer, but fully paid-up shares may be transferred freely and such transfers do not require the approval of the Directors.

     All instruments of transfer shall remain in the custody of the Company but any such instrument which the Directors refused to register shall be returned to the person from whom it was received, if such request be made by him.

19.  The Transfer Records and the Register of Members and Debenture Holders (if
     any) and Debenture Stock Holders (if any) and other securities (if any) of the Company may be closed during such time as the Directors may deem fit, not exceeding in the aggregate, thirty days in each year. To avoid any doubts, the determination of a Record Date shall not constitute nor be deemed as a closing of any of the above records or registers.

                             TRANSMISSION OF SHARES

20.  In the case of the death of a member, or a holder of a debenture, the survivor or survivors, where the deceased was a joint holder, and the executors and/or administrators and/or the legal heirs of the deceased where he was a sole or only surviving holder, shall be the only persons recognized by the Company as having any title to his shares or his debentures, but nothing herein contained shall release the estate of a deceased joint holder form any liability in respect of any share or any debenture jointly held by him.

21.  Any person who becomes entitled to a share or a debenture in consequence of the death or bankruptcy of any member, may, upon producing such evidence of title as the Directors shall require, with the consent of the Directors, be registered himself as holder of the share or the debenture or, subject to the provisions as to transfers herein contained, transfer the same to some other person.

22.  A person entitled to a share or a debenture by transmission shall be entitled to receive, and may give a discharge for, any dividends or interest or other moneys payable in respect of the share or debenture, but he shall not be entitled in respect of it to receive notices of, or to attend or vote at meetings of the Company, or, save as aforesaid, to exercise any of the rights or privileges of a member or a holder of a debenture unless and until he shall become a member in respect of the share or a holder of the debenture.

                              FORFEITURE OF SHARES

23.  It any member fails to pay the whole or any part of any call or installment of a call on or before the day appointed for the payment thereof, the
     Directors may at any time thereafter, during such time as the call or installment or any part thereof remains unpaid, serve a notice on him, or on the person entitled to the share by transmission requiring him to pay such call or installment, or such part thereof as remains unpaid, together with any expenses incurred by the company by reason of such non-payment.

24.  The notice shall name a further day (not earlier than the expiration of thirty days from the date of the notice) on or before which such call or installment, or such part as aforesaid, and all interest and expenses that have accrued by reason of such non-payment, is to be made, and shall state that in the event of non-payment at or before the time and at the place appointed, the shares in respect of which such call was made will be liable to be forfeited.

25.  If the requisitions of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect. A forfeiture of shares shall include all dividends in respect of the shares not actually paid before the forfeiture, notwithstanding that they shall have been declared.

26.  Notwithstanding any such forfeiture as aforesaid, the Directors may, at any time before the forfeited share has been otherwise disposed of, annul the forfeiture upon the terms of payment of all call and interest due upon and expenses incurred in respect of the shares and upon such further terms (if any) as they shall see fit.

27.  Every share which shall be forfeited shall thereupon become the property of the Company and may be either cancelled or sold or re-allotted or otherwise disposed of either to the person who was before forfeiture the holder thereof, or entitled thereto, or to any other person, upon such terms and in such manner as the Directors shall think fit.

28.  A member whose shares have been forfeited shall, notwithstanding, be liable to pay to the Company all calls made and not paid on such shares at the time of forfeiture, and interest thereon to the date of payment, in the same manner in all respects as if the shares had not been forfeited and to satisfy all (if any) the claims and demands which the Company might have enforced in respect of the shares at the time of forfeiture, without any deduction or allowance for the value of the shares at the time of forfeiture.

29.  The forfeiture of a share shall involve the extinction at the time of forfeiture of all interest in and all claims and demands against the
     Company in respect of the share, and all other rights and liabilities incidental to the share as between the member whose share is forfeited and the Company, except only such of those rights and liabilities as are by these Articles expressly saved, or as are by the Statutes given or imposed in the case of past members.

30.  A sworn declaration in writing that the declarant is a Director of the
     Company, and that a share has been duly forfeited in pursuance of these
     Articles and stating the date upon which it was forfeited, shall, as against all persons claiming to be entitled to the share adversely to the forfeiture thereof, be conclusive evidence of the facts therein stated, and such declaration, together with the receipt of the Company for the consideration (if any) given for the share on the sale or disposition thereof, and a certificate of proprietorship of the share under the Seal delivered to the person to whom the same is sold or disposed of, shall constitute a good title to the share, and such person shall be registered as the holder of the share and shall be discharged from all calls made prior to such sale or disposition, and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any act, omission or irregularity relating to or connected with the proceedings in reference to the forfeiture, sale, re-allotment or disposal of the share.

                                      LIEN

31.  The Company shall have a first and paramount lien upon all shares (which are not fully paid up) registered in the name of any member, either alone or jointly with any other person, for his debts, liabilities and engagements, whether solely or jointly with any other person, to or with the Company, whether the period for the payment, fulfillment or discharge thereof shall have actually arrived or not, and such lien shall extend to all dividends from time to time declared in respect of such shares; but the
     Directors may at any time declare any share to be exempt wholly or partially from the provisions of this Article.

32.  The Directors may sell the shares subject to any such lien at such time or times and in such manner as they shall think fit, but no sale shall be made until such time as the moneys in respect of which such lien exists, or some part thereof, are or is presently payable, or the liability or engagement in respect of which such lien exists is liable to be presently fulfilled or discharged, and until a demand and notice in writing stating the amount due or specifying the liability or engagement and demanding payment or fulfillment or discharge thereof and giving notice of intention to sell in default shall have been served on such member, or the persons (if any)
     entitled by transmission to the shares, and default in payment, fulfillment or discharge shall have been made by him or them for fourteen days after such notice.

33.  The net proceeds of such sale shall be applied in or towards satisfaction of the amount due to the Company, or of the liability or engagement, as the case may be, and the balance (if any) shall be paid to the member or the person (if any) entitled by transmission to the shares so sold.

34.  Upon any such sale (i.e., following forfeiture or foreclosing on a lien for and the bona fide use of the powers granted with respect thereto) the
     Directors may enter the purchaser's name in the Register as holder of the shares and the purchaser shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

                            SHARE WARRANTS TO BEARER

35.  (a)  The Company may, subject to the provisions of the Statutes, with respect to fully paid up shares, issue warrants (hereinafter called
          "share warrants"), stating that the bearer is entitled to the shares therein specified and may provide by coupons or otherwise for the payment of dividends on the shares included in such warrants. The
          Directors may determine and from time to time vary, the conditions upon which share warrants shall be issued, and in particular the conditions upon which a new share warrant or coupon will be issued in the place of one worn out, defaced, lost or destroyed, or upon which a share warrant may be surrendered, and the name of the bearer entered in the Register in respect of the shares therein specified. The bearer of a share warrant shall be subject to the conditions for the time being in force, whether made before or after the issue of such share warrant.

          No new share warrant or coupon shall be issued in the place of one which has been lost or destroyed unless it shall have been established to the satisfaction of the Directors that the same has been lost or destroyed.

     (b)  A share warrant shall entitle the bearer to the shares included in it, and such shares shall be transferred by the delivery of the share warrant and the provisions of these Articles with respect to transfer and transmission of shares shall not apply thereto.

     (c)  The bearer of a share warrant may at any time deposit the warrant at the office or at any other place, if any, indicated by the Directors, and after the expiration of two clear days from the time of deposit, and so long as the warrant remains so deposited, the depositor shall have the same right of signing a requisition for calling a meeting of the Company, and of attending and voting and exercising the other privileges of a member at any meeting held, as if his name was inserted in the Register as the Holder of the shares included in the deposited warrant. Not more than one person shall be recognized as depositor of a share warrant.

          Upon prior notice in writing of two days the Company shall return to the depositor the share warrant deposited by him.

     (d)  Subject as otherwise expressly provided herein, no person shall, as bearer of a share warrant, sign a requisition for calling a Meeting of the Company, or attend, or vote, or exercise any other privilege of a member at a Meeting of the Company and said person shall not be entitled to receive any notices from the Company.

          But the bearer of a share warrant shall be a member of the Company and entitled in all other respects to the same privileges and advantages as if he were named in the Register as the holder of the shares included in the warrant.

                                      STOCK

36.  (a)  The Board of Directors may, with the sanction of the members previously given by Special Resolution, convert any paid-up shares into stock, and may, with like sanction, reconvert any stock into paid-up shares of any denomination.

     (b)  The holders of stock may transfer the same, or any part thereof, in the same manner and subject to the same regulations, as the shares, from which the stock arose, might have been transferred prior to conversion, or as near thereto as circumstances admit, provided however, that the Board of Directors may from time to time fix the minimum amount of stock so transferable, and restrict or forbid the transfer of fractions of such minimum, but the minimum shall not exceed the nominal value of each of the shares from which such stock arose.

     (c)  The holders of stock shall, in accordance with the amount of stock held by them, have the same rights and privileges as regards dividends, voting at Meetings of the Company and other matters as if they held the shares from which such stock arose, but no such right or privilege, except participation in the dividends and profits of the
          Company, shall be conferred by any such aliquot part of such stock as would not, if existing in shares, have conferred that right or privilege.

     (d)  Such of the Articles of the Company as are applicable to paid-up shares shall apply to stock, and the words "share" and "shareholder"
          (or "member") therein shall include "stock" and "stockholder".

                             ALTERATIONS OF CAPITAL

37.  The Company may from time to time by Special Resolution:

     (a)  Consolidate and divide all or any of its share capital into shares of larger amount than its existing shares; or

     (b)  Cancel any shares not taken or agreed to be taken by any person; or

     (c)  Divide its share capital or any part thereof into shares of smaller amount than is fixed by its Articles of Association by sub-division of its existing shares or any of them, subject, nevertheless, to the provisions of the Statutes, and so that as between the resulting shares, one or more of such shares may by the Resolution by which such sub-division is effected be given any preference or advantage as regards dividend, capital, voting or otherwise over the others or any other shares; or

     (d)  Reduce its share capital and any capital redemption reserve fund in any way that may be considered expedient and, in particular exercise all or any of the powers conferred by Section 151 of the Companies
          Ordinance, or any statutory modification thereof.

38.  The Company may, subject to applicable law, issue redeemable shares and redeem the same.

                               INCREASE OF CAPITAL

39.  The Company may from time to time by Special Resolution, whether all the shares for the time being authorized shall have been issued or all the shares for the time being issued shall have been fully called up or not, increase its share capital by the creation of new shares; such new capital to be of such amount and to be divided into shares of such respective amounts and (subject to any special rights for the time being attached to any existing class of shares) to carry such preferential, deferred or other special rights (if any) or to be subject to such conditions or restrictions
     (if any) in regard to dividend, return of capital, voting or otherwise as the General Meeting deciding upon such increase directs.

40.  Except so far as otherwise provided by or pursuant to these Articles or by the conditions of issue, any new share capital shall be considered as part of the original ordinary share capital of the Company, and shall be subject to the same provisions with reference to the payment of calls, lien, transfer, transmission, forfeiture and otherwise as the original share capital.

                          MODIFICATION OF CLASS RIGHTS

41.  If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varied with the consent in writing of the holders of all the issued shares of that class, or with the sanction of a Special Resolution passed at a separate General Meeting of the holders of the shares of the class. The provisions of these Articles relating to General Meetings shall apply mutatis mutandis to every such separate General Meeting. Any holder of shares of the class present in person or by proxy may demand a secret poll.

42.  Unless otherwise provided by the conditions of issue, the enlargement of an existing class of shares, or the issuance of additional shares thereof, shall not be deemed to modify or abrogate the rights attached to the previously issued shares of such class or of any other class.

                                BORROWING POWERS

43.  The Board of Directors may from time to time, in its discretion, cause the
     Company to borrow or secure the payment of any sum or sums of money for the purposes of the Company, and may secure or provide for the repayment of such sum or sums in such manner, at such times and upon such terms and conditions in all respects as it thinks fit, and, in particular, by the issuance of bonds, perpetual or redeemable debentures, debenture stock, or any mortgages, charges, or other securities on the undertaking, or, the whole or any part of the property of the Company, both present and future, including units uncalled or called but unpaid capital for the time being.

                                GENERAL MEETINGS

44.  General Meetings shall be held at least once in every calendar year at such time, not being more than fifteen months after the holding of the last preceding General Meeting and at such place as may be determined by the
     Directors. Such Annual General Meetings shall be called "Ordinary Meetings"
     and all other General Meetings of the Company shall be called
     "Extraordinary Meetings". The Annual General Meeting shall receive and consider the Directors' Report, the Profit and Loss Account and Balance
     Sheet, shall elect Directors, appoint Auditors and transact any other business which under these Articles or by the Statutes are to be transacted at a General Meeting of the Company.

45.  The Directors may, whenever they think fit, and they shall upon such requisition in writing as is provided by Sections 109 and 110 of the
     Companies Ordinance, convene an Extraordinary Meeting. Any such requisition must state the objects for which the meeting is to be called, be signed by the requisitionists, and must be deposited at the office. Such requisition may consist of several documents in like form, each signed by one or more requisitionists. If the Directors do not, within twenty-one days from the date of the deposit of such requisition, proceed to convene a Meeting, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene the Meeting, but any Meeting so convened shall not be held after three months from the date of such deposit.

46.  (a)  Subject to the provisions herein relating to Special Resolutions, seven days' notice at the least, specifying the place, the day and the hour of meeting and in the case of special business the general nature of such business, shall be given in the manner hereinafter mentioned, to such members as are, under the provisions of these Articles, entitled to receive notices from the Company. Whenever it is proposed to pass a Special Resolution, twenty-one days notice of the General
          Meeting convened to pass such resolution shall be given, in the manner hereinafter mentioned, to such members as are, under the provisions of these Articles, and particularly under the provisions of Article
          55(a), entitled to receive notices from the Company. Notices shall be given by post or by personal delivery to every registered shareholder of the Company entitled to receive notices from the Company under the provisions of these Articles, and particularly under the provisions of
          Article 55(a), to his address as described in the Register of Members of the Company or such other address as designated by him in writing for this purpose, together with publication in two daily newspapers published in Israel. PROVIDED THAT the accidental omission to give such notice to or the non-receipt of such notice by any such member shall not invalidate any resolution passed or proceeding had at any such meeting, and, with the consent of all the members for the time being entitled to receive notices of meetings, a meeting may be convened upon a shorter notice or without notice and generally in such manner as such members may approve. Such consent may be given at the meeting or retrospectively after the meeting.

     (b)  Notice with respect to any General Meeting shall be regarded proper and sufficient if it specifies in a general manner the general nature of the matter to be transacted at the General Meeting, or, without making the procedure hereinafter set forth mandatory, if it specifies that the draft of the resolution to be proposed to the General Meeting is available for inspection at a designated place during a designated time period.

                         PROCEEDINGS AT GENERAL MEETINGS

47.  No business shall be transacted at any General Meeting unless a quorum is present when the meeting proceeds to business. The quorum at any Meeting shall be two members present in person or by proxy, holding or representing at least one third of the total voting rights in the Company on the Record
     Date.

48.  If within half an hour from the time appointed for the holding of a General
     Meeting a quorum is not present, the meeting, shall stand adjourned to the same day in the next week at the same time and place or any time and hour as the Directors shall designate and state in a notice to the members, and if, at such adjourned meeting, a quorum is not present within half an hour from the time appointed for holding the meeting, two members present in person or by proxy shall be a quorum.

49.  The Chairman (if any), chosen as such among the Directors, shall preside at every General Meeting, but if there shall be no such Chairman or if at any meeting he shall not be present within fifteen minutes after the time appointed for holding the same, or shall be unwilling to act as Chairman, the members present shall choose a Director, or, if no Director be present, or if all the Directors present decline to take the Chair, they shall choose a member present to be Chairman of the meeting.

50.  The Chairman may, with the consent of any meeting at which a quorum is present, and shall, if so directed by the meeting, adjourn any meeting from time to time and from place to place as the meeting shall determine.
     Whenever a meeting is adjourned pursuant to the provisions of this Article for seven days or more, notice of the adjourned meeting shall be given to the members entitled to receive notices from the Company under the provisions of these Articles, and particularly under the provisions of
     Article 55(a) in the same manner as in the case of an original meeting.
     Save as aforesaid, no member shall be entitled to any notice of an adjournment or of the business to be transacted at an adjourned meeting. No business shall be transacted at any adjourned meeting other than the business which might have been transacted at the meeting from which the adjournment took place.

                                VOTES OF MEMBERS

51.  An Ordinary Resolution shall be deemed adopted if approved by the holders of a majority of the voting rights in the Company on the Record Date represented at the meeting in person or by proxy and voting thereon. In the case of an equality of votes, either on a show of hands or a poll, the
     Chairman of the meeting shall not be entitled to a further or casting vote.

52.  At all General Meetings a resolution put to a vote at the meeting shall be decided on a show of hands unless, before or upon the declaration of the result of the show of hands, a poll be demanded in writing by the Chairman
     (being a person entitled to vote) or by at least two members present, in person or by proxy, holding at least one twentieth part of the issued share capital of the Company on the Record Date, and unless a poll be so demanded, a declaration by the Chairman of the meeting that a resolution has been carried, or has been carried unanimously or by a particular majority, or lost, or not carried by a particular majority, shall be conclusive, and an entry to that effect in the Minute Book of the Company shall be conclusive evidence thereof, without proof of the number or proportion of the votes recorded in favor of or against such resolution.

53.  If a poll be demanded in manner aforesaid, it shall be taken forthwith, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

54.  The demand of a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

55.  (a)  The Board of Directors may fix a record date to determine the shareholders entitled to notice of and/or to attend and vote at any meeting of shareholders or any adjournment thereof (the "Meeting"), which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10)
          days before the date of the Meeting. If no record date is fixed by the
          Board of Directors, the record date for determining shareholders entitled to notice of and to attend and vote at the Meeting shall be at the close of business on the day next preceding the day on which such Board meeting is held. A determination of shareholders of record entitled to notice of and/or to attend and vote at a meeting of shareholders shall apply to any adjournment of the meeting; providing, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     (b)  Subject to any rights or restrictions for the time being attached to any class or classes of shares, and subject to the provisions of
          Article 55(a), every member shall have one vote for each share of which he is the holder, whether on a show of hands or on a poll.

56.  If any member be a lunatic, idiot, or non compos mentis, he may vote by his committee, receiver, curator bonis or other legal curator and such last mentioned persons may give their votes either personally or by proxy.

57.  It two or more persons are jointly entitled to a share, then in voting upon any question the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other registered holders of the share, and for this purpose seniority shall be determined by the order in which the names stand in the Register of
     Members.

58.  Votes may be given either personally or by proxy. A proxy need not be a member of the Company.

59.  (a)  The instrument appointing a proxy shall be in writing in the usual common form, or such form as may be approved by the Directors, and shall be signed by the appointor or by his attorney duly authorized in writing, or, if the appointor is a corporation, the corporation shall vote by its representative, appointed by an instrument duly signed by the corporation.

     (b)  The instrument appointing a proxy shall be deemed to include authorization to demand a poll or to vote on a poll on behalf of the appointor.

60.  A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or transfer of the share in respect of which the vote is given unless an intimation in writing of the death, revocation or transfer shall have been received at the Office before the commencement of the meeting or adjourned meeting at which the proxy is used.

61.  The instrument appointing a proxy, together with the power of attorney or other authority (if any) under which it is signed or a notarially certified or office copy of such power of attorney, shall be deposited at the Office or at such other place or places, whether in Israel or elsewhere, as the
     Directors may from time to time either generally or in a particular case or class of cases prescribe, at least forty-eight hours before the time appointed for holding the meeting or adjourned meeting at which the person named in such instrument proposes to vote; otherwise the person so named shall not be entitled to vote in respect thereof; but no instrument appointing a proxy shall be valid after the expiration of twelve months from the date of its execution.

62.  Subject to the provisions of the Statutes, a resolution in writing signed by all the members, in person or by proxy, for the time being entitled to vote at General Meeting of the Company shall be as valid and as effectual as a resolution adopted by a General Meeting duly convened, held and constituted for the purpose of passing such resolution.

63.  A member will be entitled to vote at the Meetings of the Company by several proxies appointed by him, provided that each proxy shall be appointed with respect to different shares held by the appointing member. Every proxy so appointed on behalf of the same member shall be entitled to vote as he sees fit.

64.  No person shall be entitled to vote at any General Meeting (or be counted as a part of the quorum thereof) unless all calls then payable by him in respect of his shares in the Company shall have been paid.

                                    DIRECTORS

65.  (a)  The Board of Directors of the Company shall consist, in addition to the External Directors (the "External Directors") to be appointed and hold office in accordance with the provisions of the Israeli Companies
          Law, 1999 and any Regulations enacted thereunder, as amended from time to time (the "Companies Law"), of not less than two and no more than eight Directors, classified with respect to the time for which they severally hold office, into up-to four classes, each class to include two Directors, one class to hold office initially for a term expiring at the Annual General Meeting of the Company's shareholders to convene in the year 1999 ("Class A"), another class to hold office initially for a term expiring at the Annual General Meeting of the Company's shareholders to convene in the year 2000 ("Class B"), another class to hold office initially for a term expiring at the Annual General
          Meeting of the Company's shareholders to convene in the year 2001
          ("Class C") and another to hold office initially for a term expiring at the Annual General Meeting of the Company's shareholders to convene in the year 2002 ("Class D"), with the members of each class to hold office until their successors have been duly elected and qualified.

     (b)  At each Annual General Meeting of the Company's shareholders commencing with the Annual General Meeting to convene in the year
          1999, the successors to the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the Annual General Meeting of the Company's shareholders held in the second year following the year of their election and until their successors have been duly elected and qualified. Directors whose term of office has expired may be re-elected.

     (c)  Directors whose term of office has expired may be re-elected.

66.  (a)  In the event of any election of Directors in accordance herewith increasing the number of Directors then holding office up-to the maximum number provided under Article 65(a) above, the additional
          Directors, and in the event of any vacancy on the Board of Directors due to death, resignation, removal, disqualification or any other cause, the successors to fill the vacancies shall be elected only by a majority of the Directors then in office.

     (b)  Directors appointed to newly created directorships in the manner provided in Article 66(a) resulting from any increase in the authorized number of Directors or any vacancies on the Board of
          Directors resulting from death, resignation, removal, disqualification or any other cause shall hold office for a term expiring at the next
          Annual General Meeting of the Company's shareholders at which term of the class to which they have been elected expires.

     (c)  No decrease in the number of Directors constituting the Company's
          Board of Directors shall shorten the term of any incumbent Director.

67.  Except for Directors whose term of office expired at the time the meeting was convened and for persons nominated for the office of a Director by the
     Directors, no person shall be nominated for the office of a Director at a
     General Meeting unless, not less than forty-eight hours and not more than forty-two days prior to the date set for such meeting, another notice signed by the member (or by the candidate) entitled to participate and also present at the meeting with respect to which notice was given, indicating his intention of nominating the candidate to the office of a Director and accompanied with the written consent thereto of the nominee, was delivered to the Office.

68.  The Directors in their capacity as such, shall be entitled to receive remuneration and reimbursement of expenses incurred by them in the course of carrying out their duties as Directors.

69.  The office of a Director shall be vacated, ipso facto:

     (a)  upon his resignation by written notice signed by him and delivered to the Office;

     (b)  if he becomes bankrupt or enters into an arrangement with his creditors;

     (c)  if he be found to be a lunatic or becomes of unsound mind;

     (d)  if he be relieved of his office as provided in Article 74 hereof.

70.  (a)  Subject to compliance with the provisions of the Companies Ordinance, no Director shall be disqualified by virtue of his office from holding any office, or deriving any profit from any other office in the
          Company or from any company in which the Company shall be a shareholder or otherwise interested, or from contracting with the
          Company as a vendor, purchaser or otherwise.

     (b)  Transactions entered into by the Company in which an office holder of the Company has a personal interest, directly or indirectly, will be valid in respect of the Company and the office holder only if approved by the Company's Board of Directors and. if such transactions are
          "Irregular Transactions" as defined in the Company's Ordinance, only if approved in accordance with the requirements of the Companies
          Ordinance.

     (c)  A Director who has a personal interest in a matter which is brought for discussion before the Board of Directors may participate in said discussion, provided that he shall neither vote in nor attend discussions concerning the approval of the activities or the arrangements. If said Director did vote or attend as aforesaid, the approval given to the aforesaid activity or arrangements shall be invalid.

71.  (Canceled)

72.  (Canceled)

73.  In the event that the Company is required to appoint Independent Directors pursuant to the Companies Ordinance, the Board of Directors may, by
     majority vote, substitute such Independent Directors for any two incumbent
     Directors. The independent Directors shall hold office pursuant to the provisions of the Companies Ordinance and any other applicable law, and shall be included in such class of Directors the terms applicable to which shall be determined only by such laws.

74.  Any Director or Directors may be removed from office at any time, but only for "cause" and only upon the affirmative vote of (i) the holders of 75% of the Ordinary shares present in person or by proxy and voting thereon, or
     (ii) a majority of the Board of Directors of at least 75% of the Directors holding office as such time. For purposes of this Article 74, "cause" shall mean the willful and continuous failure of a Director substantially to perform such Director's duties to the Company (other than any such failure resulting from incapacity due to physical or mental illness) or the willful engaging by a Director in gross misconduct materially and demonstrably injurious to the Company.

74A  The nomination, authorities and powers, period and termination of service and any other matter relating to External Directors shall be governed by the provisions of the Companies Law and, in the event of any conflict between the Companies Law and these Articles, in any matter related to the
     External Directors, the provisions of the Companies Law shall prevail.

                        PRESIDENTS AND EXECUTIVE OFFICERS

75.  The Board of Directors may from time to time appoint one or more persons as
     President or Presidents, as Chief Executive Officer or Officers (CEO), as
     Chief Operating Officer or Officers (COO) or as any other Executive Officer or Officers of the Company whether for a fixed term or without any limitation of time and the Board of Directors may from time to time remove or discharge him or them from office (subject to the provisions of any agreement between any such person and the Company) and appoint another or others in his or their place or places.

76.  The Directors may from time to tine appoint one or more Vice Presidents for certain functions, to carry out duties delegated to him (them) by the
     President, CEO or COO.

77.  The Directors may from time to time confer upon and delegate to a
     President, CEO, COO, or other Executive Officer then holding office such authorities and duties of the Board of Directors as they may deem fit. and they may delegate such authorities for such period and for such purposes and subject to such conditions and restrictions which they consider advantageous, and they may delegate such authorities with or without waiving the authorities of the Directors with respect thereto and their being in lieu of their authorities, in whole, or' in part, and they may from time to time revoke, cancel and alter such authorities in whole or in part.

78.  The remuneration of a President, CEO, COO or other Executive Officer shall be fixed by the Directors, taking into consideration any agreement between him and the Company, and it may be in whole or in part, in the form of wages or commissions or profit sharing or a combination thereof.

79.  Notwithstanding anything to the contrary contained in Articles 77 and 87 hereof, the remuneration of the President shall be fixed exclusively by the
     Directors.

                         DIRECTOR'S ACTS AND AUTHORITIES

80.  The management of the business of the Company shall be vested in the Board of Directors, which may exercise all such powers and do all such acts and things as the Company is authorized to exercise and do, and are not hereby or by law required to be exercised or done by the Company in General
     Meeting. The authority conferred on the Board of Directors by this Article
     80 shall be subject to the provisions of the Companies Ordinance, of these
     Articles and any regulation or resolution consistent with these Articles adopted from time to time by the Company in General Meeting, provided, however, that no such regulation or resolution shall invalidate any prior act done by or pursuant to a decision of the Board of Directors which would have been valid if such regulation or resolution had not been adopted.

81.  The Directors may meet together for the dispatch of the business of the
     Company and they may postpone their meetings and otherwise regulate them as they shall deem fit. A Director may call a meeting of the Board of
     Directors at any time and the Secretary, if so requested by a Director, shall accordingly convene such a meeting. The quorum for the dispatch of business by the Board of Directors in respect of any issue shall the majority of the Directors then holding office and entitled to participate and vote in respect of approval of such issue.

82.  A resolution in writing signed or otherwise approved by all the Directors then in office shall be as valid and as effectual as a resolution adopted by the Board of Directors at a meeting of the Board of Directors duly convened and held.

83.  Every Director shall, be entitled to be represented and to vote at any meeting of the Board of Directors by another Director or by another person appointed by him and whose appointment was agreed to by the Directors in a written resolution or at the next meeting of the Board of Directors, who shall act as his alternate for one meeting or for another specified period or until notice be given of the cancellation of the appointment. Each alternate shall have the number of votes equivalent to the number of
     Directors who appointed him as alternate and if he himself is a Director he shall have such number of votes in addition to his own vote. The appointment of an alternate shall be made in writing. A Director may appoint two alternates. However, if the two alternates of the same Director shall be present at the Board of Directors' meeting, only one of them shall have the right to vote thereat.

84.  A Director being at any time absent from Israel shall be entitled during such time to a seven day notice of any Meetings of the Board of Directors, provided he notified the Company of an address to which such notice should be sent. Such notice should be sent by telex, cable or telecopier.

85.  (a)  The Board of Directors may from time to time elect a Chairman for their meeting and fix the term of his office, and unless otherwise decided, the Chairman shall be elected annually. In the event that a
          Chairman was not elected and if the Chairman should fail to be present at a meeting 15 minutes after the time set for its convening, the remaining Directors shall elect one of those present to be Chairman of the meeting.

     (b)  All questions that arise at meetings of the Board of Directors shall be decided by a majority of votes. In the case of an equality of votes, the Chairman of the meeting shall have a further or casting vote.

86.  Any meeting of the Board of Directors, at which a quorum is present, shall have the authority to exercise all or part of the authorities, powers of attorney and discretion invested at such time in the Directors or regularly exercised by them.

87.  The Directors may delegate their authorities in whole or in part to committees as they shall deem fit and they may from time to time revoke such delegation. Any committee so created, must, in exercising the authorities granted to it, adhere to all the instructions of the Board of
     Directors given from time to time.

     The meetings and proceedings of any such committee comprised of two or more members shall be governed by the provisions of these Articles regulating the meetings of the Board of Directors in so far as appropriate thereto unless the Board of Directors shall otherwise regulate the meetings of such a committee (hereinafter "Committee of the Board of Directors").

88.  All acts done bona fide at any meeting of the Board of Directors, or of a
     Committee of the Board of Directors or by any person(s) acting as
     Director(s), shall, notwithstanding that it may afterwards be discovered that there was some defect in the appointment of the participants in such meeting or any of them or any person(s) acting as aforesaid, or that they or any of them or any person(s) acting as aforesaid, or that they or any of them were disqualified, be as valid as if there were no such defect or disqualification.

89.  The Directors shall cause proper Minutes to be kept of the following:

     (a)  The names of all the Directors present at any meeting of the Board of
          Directors and at any meeting of a Committee of the Board of Directors;

     (b)  All resolutions and proceedings of General Meetings of the Company,
          Board of Directors' meetings and Committee of the Board of Directors'
          meetings.

     Any Minutes as aforesaid, if purporting to be signed by the Chairman of the meeting or by the Chairman of the next succeeding meeting, shall constitute prima facie evidence of the matters recorded therein.

90.  All bona fide acts carried out at any meeting of the Board of Directors held in Israel or thereafter as a result therefrom shall be valid notwithstanding the fact that a Director who was absent from Israel at the time of the meeting did not receive a notice with respect to its convening.

                                BRANCH REGISTERS

91.  Subject to and in accordance with the provisions of the Companies Ordinance and to all orders and regulations issued there under, the Company may cause branch registers to be kept in any place outside Israel as the Board of
     Directors may think fit, and, subject to all applicable legal requirements, the Board of Directors may from time to time adopt such rules and procedures as it may think fit in connection with the keeping of such branch registers.

                                    SECRETARY

92.  The Board of Directors may from time to time appoint a Secretary to the
     Company as it deems fit and may appoint a temporary Assistant-Secretary who shall act as Secretary for the term of his appointment.

                      RIGHTS OF SIGNATURE - STAMP AND SEAL

93.  (a)  Authorization to sign on behalf of the Company and thereby bind it shall be made and granted from time to time by the Board of Directors.
          The Company shall have at least one rubber stamp. The Company shall be bound by the signature of the aforesaid appointees if appearing together after its stamp or imprinted name (e.g. cheques).

     (b)  The Board of Directors may provide for a seal. If the Board of
          Directors so provide, it shall also provide for the safe custody thereof. Such seal shall not be used except by the authority of the
          Board of Directors and in the presence of the person(s) authorized to sign on behalf of the Company, who shall sign every instrument to which such seal is affixed.

                                    DIVIDENDS

94.  Subject to any preferential, deferred, qualified or other rights, privileges or conditions attached to any special class of shares, with regard to dividends, the profits of the Company available for dividend and resolved to be distributed, shall be applied in payment of dividends upon the shares of the Company in proportion to the amount paid up or credited as paid up per the nominal value thereon respectively, otherwise than in advance of calls. Unless not otherwise specified in the conditions of issuing of the shares, all dividends with respect to shares which were not fully paid up within a certain period, for which dividends were paid, shall be paid proportionally to the amounts paid or credited as paid on the nominal value of the shares during any portion of the abovementioned period
     (Pro-Rata Temporis).

95.  The Company in General Meeting may declare a dividend to be paid to the members according to their rights and interests in the profits and may Fix the time for payment. No larger dividend shall be declared than is recommended by the Directors, but the Company in General Meeting may
     declare a smaller dividend.

96.  The Directors may from time to time pay to the members on account of the next forthcoming dividend such interim dividends as in their judgment the position of the Company justifies.

97.  A transfer of shares shall not pass the right to any dividend declared thereon after such transfer and before the registration of the transfer.

98.  Notice of the declaration of any dividend, whether interim or otherwise, shall be given to the holders of registered shares in manner hereinafter provided.

99.  Unless otherwise directed, any dividend may be paid by cheque or warrant, sent through the post to the registered address of the member or person entitled, or in the case of joint registered holders to that one of them first named in the register in respect of the joint holding. Every such cheque shall be made payable to the order of the person to whom it is sent.
     The receipt of the person whose name, at the date of the declaration of the dividend, appears on the register of members as the owner of any share, or in the case of joint holders, of any one of such joint holders, shall be a good discharge to the Company of all payments made in respect of such share. All dividends unclaimed for one year after having been declared may be invested or otherwise used by the Directors for the benefit of the
     Company until claimed. No unpaid dividend or interest shall bear interest as against the Company.

                 PAYMENT IN SPECIE AND CAPITALIZATION OF PROFITS

100. Upon the recommendation of the Board of Directors approved by Ordinary
     Resolution of the Company, a dividend may be paid, wholly or partly, by the distribution of specific assets of the Company or by distribution of paid up shares, debentures or debenture stock or any other securities of the
     Company or of any other companies or in any one or more of such ways.

101. Upon the recommendation of the Board of Directors, approved by Ordinary
     Resolution of the Company, the Company:

     (i)  may cause any moneys, investments, or other assets forming part of the undivided profits of the Company, standing to the credit of a reserve fund, or to the credit of a reserve fund for the redemption of capital, or in the hands of the Company and available for dividends, or representing premiums received on the issuance of shares and standing to the credit of the share premium account, to be capitalized and distributed among such of the shareholders as would be entitled to receive the same if distributed by way of dividend and in the same proportion, or to be distributed only to a certain part of the shareholders, while not distributed to other shareholders as will be decided by the General Meeting on the footing that they become
          'entitled thereto as capital, or may cause any part of such capitalized fund to be applied on behalf of such shareholders in paying up in full, either at par or at such premium as the resolution may provide, any unissued shares or debentures or debenture stock or any other securities of the Company which shall be distributed accordingly, or in payment, in full or in part, of the uncalled liability on any issued shares or debentures or debenture stock; and -

     (ii) May cause such distribution or payment to be accepted by such shareholders in full satisfaction of their interest in the said capitalized sum. When distributing shares for capitalized profits all members shall receive shares of one class - whether such class existed prior thereto or was created therefor; - or, every shareholder shall receive shares of the same class which conferred upon him the right to receive shares from the capitalization of profits, or of any other class or a combination of several classes of shares - in accordance with the approval of the General Meeting.

102. For purposes of Article 101 the persons entitled to the aforementioned bonuses derived from capitalization, as a result of their holding bearer certificates shall be determined in accordance with the provisions of this
     Article. The following provisions shall be applicable to the issuance of any shares or debentures or other securities by way of capitalization and relating to shares represented by a bearer certificate:

     (a)  The Directors may issue and allot to a representative(s) appointed by them for such purpose, all the shares or debentures or other securities which are to be issued to all the holders of bearer shares, and may give such representative(s) authority or powers with respect to the realization of the shares or debentures or other securities issued to them, in whole or in part, in order to facilitate their distribution or for any other purpose as the Directors shall deem fit.
          Any such issuance and allotment shall be deemed an issue and allotment to such persons as are entitled to part of the aforementioned capitalization with respect to bearer shares.

     (b)  In order to determine the members who are entitled to such bonuses derived from the aforesaid capitalization with respect to bearer certificates, the Directors shall publish at least once in an Israeli newspaper, a notice with respect to the resolution to capitalize and the manner in which the capitalized amounts shall be distributed and the number of the coupon' which is to be presented in order to receive the bonus. Upon presentation of the aforesaid coupon and its delivery at the place designated therefor in the notice, the deliverer of the coupon shall be entitled to the bonuses derived from the aforesaid capitalization proportionate to the number of shares specified in the bearer share certificate to which the coupons appertain.

          In addition thereto the Directors may specify in the said notice a date (which shall not be earlier than six months after the date of the publication of the notice), after which all the shares or debentures or other securities which were not demanded shall be sold by the representative(s), and any person presenting himself thereafter and presenting the coupon designated in the notice shall be entitled to receive only the net receipts derived from the sale and the interest accrued thereon.

     (c)  The Company and the representative(s) may recognize the absolute right of the person presenting the coupon designated in the notice, in the aforesaid manner, to receive the bonuses derived from the
          capitalization and relating to the shares specified in the bearer share certificates to which the coupons are attached. The delivery of the coupon to the Company shall constitute a proper exoneration to the
          Company and the representative(s) for the delivery of the shares or debentures or other securities to the deliverer of the coupons in proportion to the amount of shares represented by the coupons, or, for the payment of the net proceeds of the sale of the shares or the debentures or the other securities, as the case may be.

103. For the purpose of giving full effect to any resolution under Articles 100 and 101 the Directors may settle any difficulty which may arise in regard to the distribution as it thinks expedient, and, in particular, may issue fractional certificates, and may fix the value for distribution to any members upon the footing of the value so fixed or determine that fractions of less nominal value than one Israeli Shekel may be disregarded in order to adjust the rights of all parties, and may vest any such cash, shares, debentures, debenture stock or specific assets with trustees upon such trusts for the persons entitled to the dividend or capitalized fund as may seem expedient to the Board of Directors. Where requisite, a proper contract shall be filed in accordance with Sections 129 and 130(A)(2) of the Companies Ordinance, and the Board of Directors may appoint any person to sign such contract on behalf of the persons entitled to the dividend or capitalized fund.

                                    ACCOUNTS

104. The Board of Directors shall cause accurate books of account to be kept in accordance with the provisions of the Companies Ordinance and of any other applicable law. Such books of account shall be kept at the Registered
     Office of the Company, or at such other place or places as the Board of
     Directors may thing fit, and they shall always be open to inspection by all
     Directors. No member, not being a Director, shall have any right to inspect any account or book or other similar document of the Company, except as conferred by law or authorized by the Board of Directors or by Ordinary
     Resolution of the Company.

105. At least once in every fiscal year the accounts of the Company shall be audited and the correctness of the profit and loss account and balance sheet certified by one or more duly qualified auditors.

106. The appointment, authorities, rights and duties of the auditor(s) of the
     Company, shall be regulated by the applicable law.

                                     NOTICES

107. (a)  Any notice or other document may be served by the Company upon any member either personally or by sending it by prepaid registered mail
          (air mail if sent to a place outside Israel) addressed to such member at his address as described in the Register of Members or such other address as he may have designated in writing for the receipt of notices and other documents together with publication in two daily newspapers published in Israel. Any written notice or other document shall be deemed to have been served forty-eight (US} hours after it has been posted (seven (7) days if sent to a place, or posted at a place outside Israel), or when actually received by the addressee if sooner than forty-eight (48) hours or seven days, as the case may be, after it has been posted, or when actually tendered in person, to such member (or to the Secretary or the President), provided, however, that such notice or other document as mentioned above may be sent by cablegram or telex and confirmed by registered mail as aforesaid, and such notice shall be deemed to have been given twenty-four (24) hours after such cablegram or telex has been sent or when actually received by such member (or by the Company), whichever is earlier. If a notice is, in fact, received by the addressee, it shall be deemed to have been duly served when received, notwithstanding that it was defectively addressed or failed, in some respect, to comply with the provisions of this Article.

     (b)  Unless otherwise specified in bearer share warrants, the holders of such warrants shall not be entitled to receive notice of any General
          Meeting of the Company, and the Company is under no obligation to give notice of General Meetings to a person entitled to a share by virtue of its delivery to him, unless he is duly registered as a member.

     (c)  All notices to be given to the members shall, with respect to any share to which persons are jointly entitled, be given to whichever of such persons is named first in the Register of Members, and any notice so given shall be sufficient notice to the holders of such share.

     (d)  Any member whose address is not described in the Register of Members, and who shall not have designated in writing an address for the receipt of notices, shall not be entitled to receive any notice from the Company.

     (e)  Any notice or other document served upon or sent to any member by publication in accordance with these Articles shall, notwithstanding that he be then deceased or bankrupt, and whether the Company has notice of his death or bankruptcy or not, be deemed to be duly served or sent in respect of any shares held by him (either alone or jointly with others) until some other person is registered in his stead as the holder or joint holder of such shares, and such service or sending shall be a sufficient service on or sending to his heirs, executors, administrators or assigns and all other persons (if any) interested in such share.

     (f)  Where a given number of days notice or notice extending over any period is required to be given, the day of service shall be counted in such number of days or other period.

     (g)  To avoid any doubts, the entitlement of a member to receive any notices relating to convening meeting of shareholders under these
          Articles shall be as determined in Article 55(a).

                                 RECONSTRUCTION

108. On any sale of the undertaking of the Company, the Directors, or the liquidators on a winding-up. may, if authorized by Special Resolution, accept fully paid or partly paid up shares, debentures or securities of any other company, whether Israeli or foreign, either then existing or to be formed, for the purchase in whole or in part of the property of the
     Company, and the Directors (if the profits of the Company permit), or the liquidators (on a winding-up), may distribute such shares, or securities, or any other property of the Company, amongst the members, without realization, or vest the same in trustees for them, and any Special
     Resolution may provide for the distribution or appropriation of the cash, shares, or other securities, benefits, or property, otherwise than in accordance with the strict legal rights of the members as contributories of the Company, and for valuation of any such securities or property at such price and in such manner as the meeting may approve, and all holders of shares shall be bound to accept and shall be bound by any valuation or distribution so authorized, and waive all rights in relation thereto, save only in the event that the Company is proposed to be or is in the course of being wound up, such statutory rights (if any) under the provisions of the
     Statutes as are incapable of being varied or excluded by these presents.

                       INDEMNITY AND INSURANCE OF OFFICERS

109. (a)  Subject to the provisions of the Companies Ordinance, the Company may:

          1.   Enter into a contract for the insurance of the liability, in whole or in part, of any of its Officers with respect to any of the following:

               (i)  a breach of duty of care to the Company or to any other person;

               (ii) a breach of fiduciary duty to the Company provided that the
                    Officer has acted in good faith and that he had reasonable grounds to assurance that the act would not harm the good of the Company;

               (iii) a financial liability which shall be imposed on such
                    Officer in favors of any other person, in respect of an act performed by him by virtue of his being an Officer of the
                    Company;

          2.   Indemnify an Officer of the Company with respect to any of the following:

               (i)  a financial liability imposed on him in favor of any other person by any judgments, including a judgment given as a
                    result of a settlement or an arbitrator's award which has
                    been confirmed by a court, in respect of any act performed by him by virtue of his being an Officer of the Company;

               (ii) reasonable litigation costs, including lawyers fees,
                    expended by an Officer or which were imposed against him by the Company or in its name or by any other person or in a
                    criminal charge on which he was acquitted, in respect of an act performed by him by virtue of his being an Office of the
                    Company;

     (b)  In this Article, the term "Officer" shall mean a Director, General
          Manager, Chief Business Manager, Assistant to the General Manager, any
          other manager directly subordinate to the General Manager, and any person who fills one of the said positions in the Company, even if he carries a different title.

110. EXEMPTION FROM DUTY OF CARE

     Subject to the provisions of the Companies Law including the receipt of all approvals as required therein or under any applicable law, the Company may resolve and undertake in advance to exempt any Office Holder (as such term is defined in the Companies Law and including Directors), from all or part of such Officer Holder's or Director's responsibility or liability for damages caused to the Company due to any breach of such Office Holder's or
     Director's duty of care towards the Company.

111. INDEMNIFICATION

     (a)  Subject to the provisions of the Companies Law including the receipt of all approvals as required therein or under any applicable law, the
          Company may indemnify any Office Holder (as such term is defined in the Companies Law and including Directors) to the fullest extent permitted by the Companies Law.

     (b)  Subject to the provisions of the Companies Law including the receipt of all approvals as required therein or under any applicable law, the
          Company may resolve retroactively to indemnify an Office Holder with respect to the following liabilities and expenses, provided that such liabilities or expenses were incurred by such Officer Holder in such
          Officer Holder's capacity as an Officer Holder of the Company:

          (i)  a monetary liability imposed on an Office Holder pursuant to a judgment in favor of another person, including a judgment imposed on such Office Holder in a compromise or in an arbitration decision that was approved by a court of law; and

          (ii) reasonable legal expenses, including attorney's fees, which the
               Office Holder incurred or with which the Officer Holder was charged by a court of law, in a proceeding brought against the
               Officer Holder, by the Company or on behalf of the Company or by any other person, or in a criminal prosecution in which the
               Officer Holder was acquitted, or in a criminal prosecution in which the Office Holder was convicted of an offense that does not require proof of criminal intent.

     (c)  Subject to the provisions of the Companies Law including the receipt of all approvals as required therein or under any applicable law, the
          Company may undertake in advance to indemnify a Company's Officer
          Holders for those liabilities and expenses described in Article 44
          (b), provided that (i) in the opinion of the Board of Directors such liabilities and expenses can be foreseen at the time the undertaking to indemnify is provided, and (ii) the Board of Directors shall set a limit to the amounts for such indemnification, which is reasonable under the circumstances.

112. INSURANCE

     (a)  Subject to the provisions of the Companies Law including the receipt of all approvals as required therein or under any applicable law, the
          Company may enter into an agreement to insure an Office Holder for any liability that may be imposed on such Office Holder in connection with an act performed by 'such Officer Holder in such Office Holder's capacity, with respect to each of the following:

          (i)  Violation of the duty of care of the Office Holder towards the
               Company or towards another person;

          (ii) Breach of the fiduciary duty towards the Company, provided that the Office Holder acted in good faith and with reasonable grounds to assume that the action in question does not prejudice the
               Company's interests; and

          (iii) A financial obligation imposed on the Office Holder for the benefit of another person.

     (b)  The Company may procure insurance for or indemnify any person who is not an Office Holder, including without limitation, any employee, agent, consultant or contractor, provided, however, that any such insurance or indemnification is in accordance with the provisions of these Articles and the Companies Law.

113. QUALIFICATIONS:

     Articles 110, 111 and 112(a) shall not apply under any of the following circumstances:

     (i)  a breach of an Office Holder's fiduciary duty, unless the Officer
          Holder acted in good faith and had reasonable grounds to assume that the action in question did not prejudice the Company's interest;

     (ii) a grossly negligent or intentional violation of an Office Holder's duty of care;

     (iii)an intentional action by an Office Holder in which such Officer
          Holder intended to reap a personal gain unlawfully; and

     (iv) a fine or ransom levied on an Office Holder.

                                  WINDING - UP

110  The Company shall be wound up whether voluntarily or otherwise, the liquidators may with the sanction of an Extraordinary Resolution divide among the members in specie any part of the assets of the Company, and may, with like sanction, vest any part of the assets of the Company in trustees upon such trusts, for the benefit of the members, as the liquidators with like sanction shall think fit. The resolution sanctioning any such division may also sanction a division otherwise than in accordance with the legal rights of the members and may confer special rights on any class of member, but in case any resolution shall be passed sanctioning any division otherwise than in accordance with the legal rights of the members, any member who would be prejudiced thereby shall have a right to dissent, and, ancillary rights, as if such resolution were a Special Resolution passed pursuant to Section 203 of the Companies Ordinance.

WE, the several persons whose names and addresses are subscribed, are desirous of being formed into a company, in pursuance of these Articles of Association, and we respectively agree to take the number of shares in the capital of the
Company set opposite our respective names.

                                                                           NO OF
          NAME AND ADDRESS                  DESCRIPTION      SIGNATURE    SHARES
------------------------------------------- ---------------- -----------  ------

1.  Istec Industries and Technologies Ltd.  Public Company                   100
    1 Jabotinsky Street, Ramat Gan          52-003455-4
------------------------------------------- ---------------- -----------  ------
2.  Yissum Holdings Ltd.                    Public Company                     1
    1 Jabotinsky Street, Ramat Gan          52-03568-4
------------------------------------------- ---------------- -----------  ------
3.  Aquarium Fish Breeding Center Ltd.      Private Company                    1
    1 Jabotinsky Street, Ramat Gan          51-096029-7
------------------------------------------- ---------------- -----------  ------
4.  Yissum - Management & Development       Public Company                     1
    (1984) Ltd.                             52-3505-6
    1 Jabotinsky Street, Ramat Gan
------------------------------------------- ---------------- -----------  ------
5.  Yissum - Management & Development       Private Company                    1
    Securities (1984) Ltd.                  51-102885-4
    1 Jabotinsky Street, Ramat Gan
------------------------------------------- ---------------- -----------  ------
6.  Yissum - Holdings - Securities Ltd.     Private Company                    1
    1 Jabotinsky Street, Ramat Gan          51-102884
------------------------------------------- ---------------- -----------  ------
7.  Scan Group International Ltd.           Private Company                    1
    1 Jabotinsky Street, Ramat Gan          51-103760-8
------------------------------------------- ---------------- -----------  ------

Dated this 23 day of May, 1988

Witness to the above Signatures:

Name: David Gotlieb

Occupation: Advocate

Address: 9 Ahad Haam St. Tel Aviv